Exhibit 23.1

A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form F-3 of our report dated May 15, 2024, relating to the consolidated financial statements of SOS Limited and subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Audit Alliance LLP

Singapore

March 14, 2025